UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Exponent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2007 NOTICE OF

ANNUAL STOCKHOLDERS MEETING

AND PROXY STATEMENT

Exponent, Inc.

149 Commonwealth Drive

Menlo Park, CA 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2007

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Exponent, Inc., a Delaware corporation (the “Company”), will be held on Tuesday, May 22, 2007, at 9:30 a.m. local time, at 149 Commonwealth Drive, Menlo Park, California 94025, for the following purposes:

1.	To elect five directors for a term of one year;

2.	To ratify the appointment of KPMG LLP as independent registered public accounting firm for the Company for the year ending December 28, 2007; and

3.	To attend to other matters that properly come before the meeting.

Stockholders owning the Company’s shares at the close of business on April 6, 2007 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting.

All stockholders of record as of the Record Date are cordially invited to attend the Annual Meeting in person.

Please note that if you hold your shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. Check-in at the registration desk will be required.

FOR THE BOARD OF DIRECTORS

Richard L. Schlenker, Corporate Secretary

Menlo Park, California

May 1, 2007

EXPONENT, INC.

PROXY STATEMENT

FOR THE

2007 ANNUAL MEETING OF STOCKHOLDERS

ABOUT THE MEETING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Exponent, Inc., a Delaware corporation. The Annual Meeting of Stockholders will be held at the Company’s principal executive offices, 149 Commonwealth Drive, Menlo Park, California 94025, on Tuesday, May 22, 2007 at 9:30 a.m. local time. The telephone number for this location is (650) 326-9400.

What is the Purpose of the Annual Meeting?

At the Company’s Annual Meeting, stockholders will act upon matters outlined in the accompanying notice of the meeting and transact such other business that may properly come before the meeting.

Who is Entitled to Vote?

Only stockholders of record at the close of business on the Record Date, April 6, 2007, receive notice of the Annual Meeting and are entitled to vote at the Annual Meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold your shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership on the Record Date. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, such as election of directors and the ratification of the Company’s independent registered public accounting firm, or leave your shares without a vote. We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting.

The proxy solicitation materials will be mailed on or about May 1, 2007, together with the Company’s Annual Report for the period ended December 29, 2006, to all stockholders entitled to vote at the meeting.

How Do I Vote?

You have four ways to vote. You may return the proxy card by mail, vote by telephone, vote via the internet, or vote in person. To vote by mail, you must sign your proxy card and send it in the enclosed prepaid, addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors:

•	for the five named nominees; and

•	for the ratification of the appointment of KPMG LLP, as the Company’s independent registered public accounting firm.

If you choose to vote by telephone or via the internet, please review the back of the proxy card for instructions on how to do so. You do not need to mail in your proxy card if you vote by telephone or via the internet. Some brokers may not provide telephone or internet voting.

If you choose to vote in person, you will have an opportunity to do so at the Annual Meeting. You may either bring your proxy card to the Annual Meeting, or if you do not bring your proxy card, the Company will pass out written ballots to anyone who was a stockholder as of the Record Date.

What if I Change My Mind After I Return My Proxy Card?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by signing and delivering another proxy with a later date, voting by telephone or via the internet, or by voting in person at the Annual Meeting. Your proxy with the latest date is counted.

What Does it Mean if I Receive More than One Proxy Card?

It means you have multiple accounts with the transfer agent and/or with brokers. Please provide voting instructions for all proxy cards you receive.

What Constitutes a Quorum?

The presence, in person or by properly executed proxy, of the holders of a majority of the shares of common stock outstanding as of the Record Date constitutes a quorum at the Annual Meeting. Shares that voted “For,” “Against,” or “Withheld” on the proposals are treated as being present at the meeting for purposes of establishing a quorum and are deemed to be “votes cast” at the Annual Meeting with respect to the proposals. Abstentions and broker non-votes will be included for purposes of determining whether a quorum of shares is present at the Annual Meeting. However, abstentions and broker non-votes will not be included in the tabulation of the voting results on the election of directors or on issues requiring approval of a majority of the votes duly cast. Signed, unmarked proxy cards are voted as recommended by the Board of Directors. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required for the ratification of the appointment of the independent registered public accounting firm.

As of the Record Date, a total of 14,738,751 shares of the Company’s common stock, $.001 par value, were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company’s common stock, see “Stock Ownership.” The closing price of the Company’s common stock on the NASDAQ National Market on the Record Date was $19.99 per share.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

A Board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s five nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting, or until a successor has been elected and qualified. The Board has determined that at least a majority of the members of the Board are independent directors within the meaning of applicable NASDAQ listing standards.

Required Vote

The five nominees receiving the highest number of affirmative votes duly cast shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW:

Samuel H. Armacost

Age:	68

Director Since:	1989

Principal Occupation:	Chairman of the Board of SRI International, an independent, non-profit scientific research institute, since 1998

Recent Business Experience:	Mr. Armacost was a Principal of Weiss, Peck & Greer, L.L.C., an investment firm, from l990 to 1997. In 1997, he was appointed Managing Director until his departure in June 1998. He was Managing Director of Merrill Lynch Capital Markets of Merrill, Lynch, Pierce, Fenner & Smith, Incorporated, from 1987 to August 1990, and he was Director, President, and Chief Executive Officer of BankAmerica Corporation from 1981 to 1986.

Other Directorships:	Member of the Boards of Callaway Golf Company, Chevron Corporation, Del Monte Foods Company, Franklin Resources, Inc., Sarnoff Corp. and SRI International

Barbara M. Barrett

Age:	56

Director Since:	1997

Principal Occupation:	President and Chief Executive Officer of Triple Creek Guest Ranch, a resort, since 1993

Recent Business Experience:	Ms. Barrett practices international, business and aviation law. She serves as the Senior Adviser to the United States for the 61st Session of the United Nations General Assembly. She served as a Teaching Fellow with the Institute of Politics at Harvard’s Kennedy School of Government during 1999; as President and CEO of the American Management Association International, Inc., in New York City from 1997 through 1998; as Deputy Administrator of the Federal Aviation Administration from 1988 through 1989; and as Vice Chairman of the Civil Aeronautics Board from 1981 through 1984.

Other Directorships:	Founding Chairman of the Board of Valley Bank of Arizona (1996-2003) and member of the Boards of the Aerospace Corporation, Raytheon Company, Mayo Clinic and Smithsonian Institute

Michael R. Gaulke

Age:	61

Director Since:	1994

Principal Occupation:	President and Chief Executive Officer of the Company since 1996

Recent Business Experience:	Mr. Gaulke joined the Company in 1992, as Executive Vice President and Chief Financial Officer. He was named President in March 1993, and he was appointed as a member of the Board of Directors of the Company in January 1994. He assumed his current role of President and Chief Executive Officer in June 1996. Prior to 1992, he held senior executive positions at Raynet Corporation and Spectra Physics, and was a consultant with McKinsey & Company.

Other Directorships:	Member of the Boards of Cymer, Inc. and LECG Corporation and the Board of Trustees of the Palo Alto Medical Foundation

Jon R. Katzenbach

Age:	74

Director Since:	1997

Principal Occupation:	Founding Partner of Katzenbach Partners, L.L.C., a consulting firm, since 1999

Recent Business Experience:	Mr. Katzenbach was with McKinsey & Company from 1959 until January 1999. During his 39 years of service, Mr. Katzenbach managed several of their offices, including McKinsey & Company’s San Francisco and New York offices for five years each. Mr. Katzenbach served as Chairman of several governance committees and was elected to the Shareholders’ Committee in 1972, on which he served for nearly 20 years.

Authored:	Authored: Teams at the Top; Peak Performance; and Why Pride Matters More Than Money

Co-authored: The Wisdom of Teams; Real Change Leaders; and The Discipline of Teams

Stephen C. Riggins

Age:	62

Director Since:	2003

Recent Business Experience:	Mr. Riggins spent 30 years with KPMG LLP, where he practiced as a certified public accountant and was in a number of senior leadership positions including being a member of KPMG's Board of Directors and its Management Committee. Other roles included serving as Western Area Managing Partner - Assurance; Managing Partner - Information, Communication, and Entertainment; Managing Partner - Silicon Valley Office and Los Angeles Office.

BOARD MEETINGS AND COMMITTEES

The Board held four regular meetings in 2006. Each director attended all Board meetings during 2006. All of the committee members attended at least 90% of all applicable committee meetings during 2006. The table below describes the Board’s committees. The members of each committee are all independent directors within the meaning of applicable NASDAQ listing standards.

Committee Name/Number of Members	Function of Committee	Meetings in 2006
AUDIT COMMITTEE Stephen C. Riggins—Chairperson Samuel H. Armacost Leslie G. Denend, Ph.D.

•     Monitors the preparation of quarterly and annual financial reports by the Company’s management

•     Appoints and removes the Company’s independent registered public accounting firm, approves the scope of their audit services and related fees, as well as any other services being provided to the Company, supervises their work (including resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting) and determines whether the independent registered public accounting firm is independent

•     In consultation with management and the independent registered public accounting firm considers the integrity of the Company’s financial reporting process and controls regarding finance, accounting and legal compliance

9 meetings
HUMAN RESOURCES COMMITTEE Barbara M. Barrett—Chairperson Samuel H. Armacost Leslie G. Denend, Ph.D. Jon R. Katzenbach Stephen C. Riggins	• Establishes the general compensation policies for all employees • Oversees the specific compensation plan for officers of the Company, including the President and CEO	5 meetings
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE Leslie G. Denend, Ph.D.—Chairperson Samuel H. Armacost Barbara M. Barrett Jon R. Katzenbach Stephen C. Riggins

•     Identifies individuals to become qualified Board members

•     Makes recommendations to the Board regarding nominations for the Board

•     Oversees the Board’s annual evaluation of its performance

•     Reviews and recommends to the Board compensation for non-employee directors

•     Oversees corporate governance

4 meetings

Corporate Governance and Nominating Committee

As described in the table above, the Corporate Governance and Nominating Committee of the Board identifies individuals qualified to become Board members, recommends that the Board select the director nominees for the next annual meeting of stockholders, oversees the Board’s annual evaluation of its performance and reviews and recommends to the Board compensation for non-employee directors. The committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and for periodically reviewing such guidelines. The members of the Corporate Governance and Nominating Committee are all independent directors within the meaning of applicable NASDAQ listing standards. The responsibilities of this committee are set forth in the Corporate Governance and Nominating Committee Charter, which is available on the Company’s website at: http://www.exponent.com/investors/corpgovernance.html.

The information below describes the criteria and process that the Corporate Governance and Nominating Committee uses to evaluate candidates to the Board of Directors.

Criteria for Nomination to the Board of Directors.    The Corporate Governance and Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the NASDAQ National Market, and that members of the Audit Committee meet the financial literacy requirements under the rules of the NASDAQ National Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (“SEC”). Nominees for director are recommended to the Board on the basis of the appropriate size, function and needs of the Board, taking into account that the Board as a whole shall have competency in the following areas: (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) business strategy; and (vii) corporate governance.

Stockholders’ Proposals for Nominees.    The Corporate Governance and Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Corporate Governance and Nominating Committee c/o the Secretary of the Company and should include (at a minimum) the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualifications of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for the 2008 Annual Meeting.”

Process for Identifying and Evaluating Nominees.    The Corporate Governance and Nominating Committee believes the Company is well served by its current directors, and in the ordinary course re-nominates incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Corporate Governance and Nominating Committee may seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates are selected based on input from members of the Board, senior management of the Company and, if the Corporate Governance and Nominating Committee deems appropriate, a third-party search firm. The Corporate Governance and Nominating Committee will evaluate each candidate’s qualifications and check relevant references. In addition, such candidates will be interviewed by at least one member of the Corporate Governance and Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Corporate Governance and Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director. Although the Corporate Governance and Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2007 Annual Meeting.    Each of the nominees listed in the proxy statement is a current director standing for re-election.

How to Contact the Board of Directors.    Interested parties wishing to contact the non-management directors of the Company may do so by writing to them at the following address: Corporate Secretary, 149 Commonwealth Drive, Menlo Park, CA 94025. All letters received will be categorized by the Company’s Corporate Secretary, and then forwarded to the Company’s non-management directors.

Code of Business Conduct and Corporate Governance

The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s employees, officers and members of the Board of Directors. The Company has also adopted a Code of Ethics applicable to its senior financial officers, including its Chief Executive Officer, Chief Financial Officer and Controller. Copies of both documents are available on the Company’s website at: http://www.exponent.com/investors/corpgovernance.html. The Company intends to disclose any waivers from these codes in a report on Form 8-K filed with the SEC.

Compensation of Directors

Members of our Board of Directors who are employees of the Company do not receive additional compensation for their services as directors of the Company. Non-employee members of the Board of Directors receive:

•	An annual cash retainer of $24,000;

•	An annual restricted stock unit grant valued at $25,000 that vests ratably over a three-year period;

•	$2,000 for attending each meeting of the Board of Directors;

•	$3,000 for service on the Human Resources Committee;

•	$7,500 for service on the Audit Committee;

•	$3,000 for service on the Corporate Governance and Nominating Committee;

•	$1,000 for participation in each conference call of the Audit Committee;

•	$1,000 for attending each meeting of any Committee other than the standing Committees;

•	$500 for participation in each conference call of any Committee other than the standing Committees;

•	$5,000 for serving as Chairperson of the Board of Directors;

•	$7,500 for serving as Chairperson of the Audit Committee;

•	$3,000 for serving as Chairperson of the Corporate Governance and Nominating Committee; and

•	$3,000 for serving as Chairperson of the Human Resources Committee.

DIRECTOR COMPENSATION TABLE

The following table sets forth information regarding director compensation during 2006:

Name	Fees Earned	Stock Awards (1)	Option Awards (2)	Total
Samuel H. Armacost	$58,000	$21,634	—	$79,634
Barbara M. Barrett	$41,000	$21,634	—	$62,634
Leslie G. Denend, Ph.D.	$66,000	$21,634	—	$87,634
Jon R. Katzenbach	$38,000	$21,634	—	$59,634
Stephen C. Riggins	$65,500	$21,634	$18,462	$105,596

(1)	The amounts in this column represent the expense recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), (excluding forfeiture estimates) for unvested restricted stock unit awards. The value of these awards is amortized over the three year vesting period of the awards. Each of our outside directors was granted 1,640 restricted stock units during 2006 with a grant date fair value of $25,000. Each of our outside directors has 5,666 restricted stock units outstanding as of December 29, 2006.
(2)	The amounts in this column represent the expense recognized for financial reporting purposes in accordance with SFAS 123(R) (excluding forfeiture estimates) for stock option awards. The value of our stock option awards is amortized ratably over the four-year vesting period. The following director stock option awards were outstanding as of December 29, 2006: Ms. Barrett 20,000, Dr. Denend 20,000, Mr. Katzenbach 20,000, and Mr. Riggins 20,000.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors is responsible for general oversight of the Company’s financial accounting and reporting process. The committee’s primary responsibilities fall into three broad categories:

•

first, the committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s independent registered public accounting firm about quarterly and annual financial statements and key accounting and reporting matters;

•

second, the committee is responsible for matters concerning the relationship between the Company and its independent registered public accounting firm, including their appointment or removal; approving the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the independent registered public accounting firm is independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

•

third, the committee in consultation with management and the independent registered public accounting firm considers the integrity of the Company’s financial reporting processes and controls regarding finance, accounting and legal compliance.

The committee’s responsibilities are presented in detail in the complete charter of the committee, which is available on the Company’s website at: http://www.exponent.com/investors/corpgovernance.html. The charter reflects standards set forth in the applicable SEC regulations and the NASDAQ National Market rules. Audit Committee members are independent as defined by these regulations and rules. The Board of Directors has determined that Mr. Riggins is an “audit committee financial expert” as such term is defined by these rules and regulations.

The committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it considers necessary or appropriate to each of the matters assigned to it under the committee’s charter.

In overseeing the preparation of the Company’s financial statements, the committee met with both management and the Company’s independent registered public accounting firm to review and discuss all quarterly and annual financial statements prior to their issuance and to discuss significant accounting issues. Management advised the committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee discussed the statements with both management and the independent registered public accounting firm. The committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), which includes:

•	methods used to account for significant and unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating particularly sensitive accounting estimates and the basis for independent registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management, if any, over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

With respect to the Company’s independent registered public accounting firm, the committee, among other things, discussed with KPMG LLP matters relating to its independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of these reviews and discussions, the committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2006, for filing with the SEC.

Members of the Audit Committee

Stephen C. Riggins, Chairperson

Samuel H. Armacost

Leslie G. Denend, Ph.D.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has been the independent registered public accounting firm that audits the financial statements of the Company since 1987. In accordance with standing policy, KPMG periodically changes the personnel who work on the audit. In addition to performing the audit of the Company’s consolidated financial statements, KPMG LLP provided various other services during 2006. The aggregate fees billed during 2006 and 2005 for each of the following categories of services are set forth below:

	Fiscal 2006 Fees	Fiscal 2005 Fees
Audit Fees	$639,000	$590,000
Audit-Related Fees	4,000	—
Tax Fees	97,000	102,000
All Other Fees	—	1,000

Total Fees	$740,000	$693,000

Audit Fees.    Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports. This includes fees for review of the tax provision and fees for accounting consultations on matters reflected in the financial statements. Audit fees also include audit or other attest services required by statute or regulation (foreign or domestic) such as comfort letters, consents, reviews of SEC filings, statutory audits in non-U.S. locations and reports on issuers’ internal controls required under the Sarbanes-Oxley Act.

Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services represented accounting consultations on proposed transactions.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees.    Consists of fees for accounting research software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP, independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 28, 2007. KPMG LLP has audited the Company’s financial statements since 1987. A representative of KPMG LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

Required Vote

The ratification of the appointment of KPMG LLP will require the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting.

In the event that the stockholders do not approve the selection of KPMG LLP, the Audit Committee of the Board of Directors will reconsider the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

STOCK OWNERSHIP

How Much Stock do the Company’s Directors, Executive Officers and Greater than 5% Stockholders Own?

The following table indicates beneficial ownership of the Company’s common stock as of April 6, 2007. It includes stockholders known by the Company to beneficially own more than 5% of the Company’s common stock based on the contents of reports filed with the Securities and Exchange Commission (“SEC”) pursuant to sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended, the Company’s directors, the executive officers of the Company named in the Summary Compensation Table (see page 19), and the directors and executive officers of the Company as a group. A total of 14,738,751 shares of the Company’s common stock were issued and outstanding as of April 6, 2007.

Name	Number of Shares (1)	Percent of Total (1)
Royce & Associates, LLC (2)	2,004,750	13.6%
1414 Avenue of the Americas
New York, NY 10019
Michael R. Gaulke (3)	1,027,431	6.6%
c/o Exponent, Inc.
149 Commonwealth Drive
Menlo Park, CA 94025
Heartland Advisors, Inc. (2)	906,200	6.2%
789 North Water Street
Milwaukee, WI 53202
Mesirow Financial Investment Management (4)	861,557	5.9%
350 North Clark Street
Chicago, IL 60610
Richard L. Schlenker (5)	304,111	2.0%
Paul R. Johnston (6)	234,094	1.6%
Robert D. Caligiuri, Ph.D. (7)	168,994	1.1%
Samuel H. Armacost (8)	141,926	1.0%
Roger L. McCarthy, Ph.D. (9)	100,864	*
Barbara M. Barrett (10)	42,006	*
Jon R. Katzenbach (11)	25,206	*
Leslie G. Denend, Ph.D. (12)	22,006	*
Stephen C. Riggins (13)	22,006	*
All Directors & Executive Officers (15 persons) (14)	2,136,598	13.1%

*	Represents less than one percent of the outstanding common stock of the Company.
(1)	The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days of April 6, 2007, through the exercise of any stock option or other right. The denominator of the calculation consists of shares the director’s and executive officer’s have the right to acquire through the exercise of any stock option or other right within sixty days of April 6, 2007, plus the Company’s total shares outstanding as of April 6, 2007. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
(2)	As indicated on a Form 13G filed with the SEC on January 19, 2007 for Royce & Associates, LLC and on February 12, 2007 for Heartland Advisors, Inc.
(3)	Includes 892,500 shares of common stock subject to options exercisable within sixty days of April 6, 2007.

(4)	As indicated on a Form 13G filed with the SEC on February 15, 2007, Mesirow Financial Investment Management has reflected that it holds 861,557 shares with sole dispositive power and 457,888 shares with sole voting power. However, Mesirow asserts that it does not hold any shares beneficially owned in the aggregate.
(5)	Includes 258,750 shares of common stock subject to options exercisable within sixty days of April 6, 2007.
(6)	Includes 190,822 shares of common stock subject to options exercisable within sixty days of April 6, 2007.
(7)	Includes 120,000 shares of common stock subject to options exercisable within sixty days of April 6, 2007.
(8)	Includes 2,006 shares of common stock to be issued upon the conversion of restricted stock units within sixty days of April 6, 2007.
(9)	Includes 100,864 shares of common stock held in trust for Dr. McCarthy’s two children.
(10)	Includes 20,000 shares of common stock subject to options exercisable within sixty days of April 6, 2007 and 2,006 shares of common stock to be issued upon the conversion of restricted stock units within sixty days of April 6, 2007.
(11)	Includes 20,000 shares of common stock subject to options exercisable within sixty days of April 6, 2007 and 2,006 shares of common stock to be issued upon the conversion of restricted stock units within sixty days of April 6, 2007.
(12)	Includes 20,000 shares of common stock subject to options exercisable within sixty days of April 6, 2007 and 2,006 shares of common stock to be issued upon the conversion of restricted stock units within sixty days of April 6, 2007.
(13)	Includes 20,000 shares of common stock subject to options exercisable within sixty days of April 6, 2007 and 2,006 shares of common stock to be issued upon the conversion of restricted stock units within sixty days of April 6, 2007.
(14)	Includes 1,568,572 shares of common stock subject to options exercisable within sixty days of April 6, 2007 and 10,030 shares of common stock to be issued upon the conversion of restricted stock units within sixty days of April 6, 2007.

Compliance with Section 16(a) of the Securities Exchange Act

The Company believes that during 2006, all filings with the SEC, by its officers, directors and 10% stockholders complied with requirements for reporting ownership or changes in ownership of Company common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except for the following: A failure to file a Form 4, Statement of Changes in Beneficial Ownership, on a timely basis for Subbaiah V. Malladi, with regards to a sale of Company stock that took place on February 15, 2005; for Roger L. McCarthy, Ph.D., with regards to a sale of Company stock that took place on April 24, 2006; and for John E. Moalli, Sc.D., with regards to a sale of Company stock that took place on April 21, 2006. The Form 4 for Subbaiah V. Malladi was filed on November 2, 2006. The Form 4s for Roger L. McCarthy, PhD. and John E. Moalli, Sc.D. were filed on May 1, 2006.

Compensation Committee Interlocks and Insider Participation

During 2006, Ms. Barrett and Messrs. Armacost, Denend, Katzenbach and Riggins served as members of the Human Resources Committee. No member of the Human Resources Committee is or was formerly an officer or an employee of the Company or any of its subsidiaries.

No interlocking relationship exists between the Company’s Board of Directors or Human Resources Committee and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy.    In order to align management’s incentives with the long-term interests of our stockholders, to create a sense of partnership, and to provide a retention vehicle, we strive to compensate our executive officers competitively with executives and consulting professionals throughout the industry and geographies in which we operate. Executive officer compensation is based on the performance of the Company, individual achievements, and the competitive environment. Individual performance assessments are based on both objective and subjective appraisals of financial performance, professional accomplishments and leadership that meet the level of excellence demanded by the Company. We use a total compensation approach for our executive officers, in which each element of compensation is reviewed individually and considered collectively with the other elements of our compensation program to ensure that it is consistent with the objectives of both that particular element of compensation and our overall compensation program. Our compensation program consists of the following elements: base salary, bonus, equity compensation and other benefits.

Board Process.    The responsibility for determining the compensation of our executive officers has been delegated by the Board of Directors to the Human Resources Committee (the “Committee”). During 2006, the Committee engaged a compensation consultant to provide recommendations regarding performance objectives and market data used in setting the total compensation for our Chief Executive Officer. The Committee reviews the Chief Executive Officer’s written assessment of his performance, evaluates the performance of the Chief Executive Officer relative to his objectives and determines the appropriate compensation. For the other executive officers, the Chief Executive Officer evaluates their performance and presents his evaluation and compensation recommendations to the Committee for review and approval. The Committee approves the compensation for all executive officers. The Committee also approves all equity compensation grants. The Charter of the Committee is available on the Company’s website at: http://www.exponent.com/investors/corpgovernance.html.

Elements of Compensation Program

Base Salary.    We believe that competitive base salaries are necessary to attract and retain management talent critical to achieving our business objectives. We strive to provide base salaries commensurate with comparable executives at professional service organizations of similar size and location and with consulting professionals of similar background and experience working for both professional service organizations and in private practice. Base salaries are reviewed annually and adjusted to realign salaries with market levels after taking into account the performance of the Company, and the individual’s responsibilities and performance. The level of total compensation relative to other executive officers is also considered when determining executive officer base salaries.

For our Chief Executive Officer, for both 2006 and 2007 we concluded that a base salary of $575,000 was appropriate. The 2006 base salaries for the other Named Executive Officers (the Chief Executive Officer, the Chief Financial Officer and the other three most highly compensated executive officers (the “Named Executive Officers”)) were as follows; Mr. Schlenker $265,000, Dr. Johnston $425,000, Dr. Caligiuri $440,000, and Dr. McCarthy $550,000. In accordance with an employment agreement that became effective on January 1, 2007 between the Company and Dr. McCarthy, the base salary of Dr. McCarthy was reduced to $220,000 on January 1, 2007. The terms of this employment agreement are discussed below. Effective April 1, 2007, the base salaries for the other Named Executive Officers were increased to the following amounts; Mr. Schlenker $280,000, Dr. Johnston $445,000, and Dr. Caliguiri $470,000. The increase in base salary for Mr. Schlenker, Dr. Johnston and Dr. Caligiuri was determined based on rising salaries in the general market, strong performance of the Company and their individual contributions.

We entered into an employment agreement with Dr. McCarthy effective January 1, 2007. Under the agreement Dr. McCarthy will be an exempt, 40% time, at will employee of Exponent. Dr. McCarthy will be paid an annual salary of $220,000 and is eligible to receive quarterly bonuses equal to 60% of his personal revenue less salary paid and certain non-billable expenses. Dr. McCarthy is also eligible to receive an annual bonus equal to 75% of his personal revenue collected less base salary paid, quarterly bonuses paid and certain non-billable expenses. Under the plan Dr. McCarthy’s incentive compensation may be adjusted based on the level of consulting revenues he generates in addition to his personal revenue.

Our other Named Executive Officers are at will employees and are not party to an employment agreement with the Company.

Bonus.    Annual bonuses are designed to create an incentive and reward executive officers for their contributions to the Company’s performance by making a significant portion of their total compensation variable. Our annual bonuses are funded with the profits of the Company. The bonus pool is distributed based on each individual’s relative contribution to the overall performance of the Company. Our bonus plan covers all employees, including executive officers, and the bonus pool is equal to 33% of pre-tax income before bonuses, stock-based compensation and interest income. Up to 40% of each executive officer’s annual bonus is settled with vested stock unit awards for which each executive officer has the right to receive shares of our common stock four years from the date of grant. The remainder of each executive officer’s annual bonus is settled in cash. To better align executive officers’ interests with those of stockholders, the Board of Directors increased the maximum amount of each executive officer’s annual bonus that may be settled in vested stock unit awards from 30% to 40% for 2006.

For 2006, the performance objectives for our Chief Executive Officer were to increase profit, increase revenue, increase shareholder value, and demonstrate leadership. We established the target bonus level for our Chief Executive Officer equal to his base salary multiplied by the ratio of our actual bonus pool to our planned bonus pool. The maximum payout is two times the target bonus level. Each of the four performance objectives for our Chief Executive Officer are equally weighted and include a combination of quantitative and qualitative assessments of the Chief Executive Officer’s contribution to achieving these objectives.

Where an executive officer has responsibilities for both providing direct consulting services and managing a business unit, their performance is generally weighted toward the direct consulting revenues generated by such executive officer for the Company. Where an executive officer has broader corporate responsibilities, such as our Chief Operating Officer and Chief Financial Officer, their performance is based on that officer’s role and responsibilities.

The Human Resources Committee set Michael R. Gaulke’s, Chief Executive Officer of the Company, target bonus for 2006 at his base salary multiplied by the ratio of our actual bonus pool to our planned bonus pool. The maximum payout was set at two times the target bonus. Mr. Gaulke’s performance was evaluated based on the objectives listed below:

•	Increase profit—increase earnings before interest, taxes, depreciation and amortization, and stock-based compensation (EBITDAS), increase margin, leverage infrastructure, and improve utilization.

•	Increase revenue—increase revenues before reimbursements, pursue strategic growth initiatives, grow headcount, and increase focus on business development of senior staff.

•	Increase shareholder value—deploy excess cash, market stock to investors, and seek analyst coverage.

•	Demonstrate leadership—increase focus on recruiting, enhance staff development programs, retain key consulting staff, and provide strategic direction.

With respect to the first objective, Increase profit, and the second objective, Increase revenue, the Committee recognized that overall the objectives were met. With respect to the third objective, Increase shareholder value, the Committee recognized that overall the objective was exceeded and that Mr. Gaulke’s contributions were instrumental in deploying excess cash through our share repurchase program and effectively marketing our stock to investors. With respect to the fourth objective, Demonstrate leadership, the Committee recognized that this objective was met. Based on the Committee’s evaluation Mr. Gaulke’s 2006 bonus was 117.5% of his target bonus.

We do not have target bonuses for our other Named Executive Officers. The bonuses for the other Named Executive Officers were determined based on the size of our bonus pool and their relative contribution to the overall performance of the Company. Total compensation was also considered when determining the annual bonuses for our other Named Executive Officers.

Equity Compensation.    Our equity compensation program is designed to align executive officers and stockholders interests, create a sense of partnership, provide a retention vehicle which is needed in a competitive environment and to provide a competitive total compensation package. We use a combination of restricted stock units and stock options to achieve these objectives.

Up to 40% of each executive officer’s annual bonus is settled with fully vested restricted stock unit awards. Under these awards each executive officer has the right to receive shares of our common stock four years from the date of grant. Each executive officer who received a fully vested restricted stock unit award is also granted a matching number of unvested restricted stock unit awards. These unvested restricted stock unit awards cliff vest four years from the date of grant provided the holder has met certain employment conditions. In the case of retirement at 59 1/2 years or older, all unvested restricted stock unit awards will continue to vest provided the executive officer does all consulting work through the Company and does not become an employee for a past or present client, beneficial party or competitor of the Company.

Our practice is to determine each executive officer’s bonus and the dollar amount of vested and unvested restricted stock unit awards following the availability of financial results for the prior year. With the exception of significant promotions and new hires, we generally grant restricted stock unit awards once the allocation of our bonus pool has been determined. For restricted stock unit awards granted during 2006 our plan defined the fair market value of the restricted stock unit awards as the closing price of our stock on the day prior to the grant. We believe that the closing price of our stock on the date of grant is a better measure of fair value. As such for restricted stock unit awards granted during 2007 our plan was amended such that the fair market value of the restricted stock unit awards was determined based upon the closing price of our stock on the day of grant. Restricted stock unit award grants related to fiscal 2005 bonuses were made on March 10, 2006 and for fiscal 2006 bonuses on March 9, 2007. Our annual review process and the Human Resources Committee’s schedule was determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental.

With the exception of significant promotions and new hires, stock option awards are granted during the first quarter. For 2006, our plan defined the exercise price of stock option awards granted as the average of the high bid and low ask price of our common stock on the day prior to the grant. We believe that the closing price of our stock on the date of grant is a better measure of fair value. As such, for 2007 our plan was amended such that the exercise price of the stock option was equal to the closing price of our stock on the day of grant. Our option awards vest ratably over a four-year period beginning on the grant date.

Nonqualified Deferred Compensation.    We also have a nonqualified deferred compensation plan under which we provide Officers, Directors and Principals the opportunity to elect to defer the receipt of compensation. Participants in the plan may elect to defer up to 100% of their compensation to include base salary and bonus. We also retain the discretion to make company contributions for any participant.

Other Benefits.    Executive officers participate in our other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, and company contributions to each employee’s 401(k) plan. We also provide vacation and other paid holidays to all employees, including executive officers.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Our 1999 Incentive Stock Option Plan enables compensation recognized in connection with the exercise of options to qualify as an exception to the deduction limit. Base salary, bonuses, and restricted stock unit awards do not qualify as exceptions to the deduction limit.

SUMMARY COMPENSATION TABLE

The following table summarizes information regarding compensation earned by our Named Executive Officers during 2006:

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Total
Michael R. Gaulke President, Chief Executive Officer and Director	2006	$562,494	$680,000	$255,033	$305,570	$1,803,097

Richard L. Schlenker, Jr. Chief Financial Officer	2006	$258,757	$225,000	$29,050	$112,226	$625,033

Paul R. Johnston, Ph.D. Chief Operating Officer	2006	$416,255	$300,000	$87,586	$165,628	$969,469

Robert D. Caligiuri, Ph.D. Group Vice President	2006	$430,004	$360,000	$61,612	$28,534	$880,150

Roger L. McCarthy, Ph.D. Chairman Emeritus and Director	2006	$549,994	$125,000	$86,921	$87,581	$849,496

(1)	The 2006 base salaries for our Named Executive Officers took effect on April 1, 2006. As such the amounts in this column reflect three months at their 2005 base salaries and nine months at their 2006 base salaries.
(2)	The amounts shown in this column represent the value of bonuses earned during 2006, including the portion settled with vested restricted stock unit awards. The value of the vested restricted stock unit awards were: Mr. Gaulke $272,000, Mr. Schlenker $90,000, Dr. Johnston $120,000, Dr. Caligiuri $144,000, and Dr. McCarthy $50,000.
(3)	The amounts shown in this column represent the expense recognized for financial statement reporting purposes in accordance with SFAS 123(R) (excluding forfeiture estimates) for unvested restricted stock unit awards. The value of awards granted prior to 2006 is amortized over the four-year vesting period of the award. Due to the adoption of SFAS 123(R) the value of awards granted during 2006 is amortized over the shorter of the four-year vesting period of the award or the period between the grant date and the date the award recipient turns 59½. If the award recipient is 59½ on the date of grant the value of the entire award is expensed upon grant. Since Mr. Gaulke was older than 59½ on March 10, 2006 the entire value of his 2006 award of $175,140 was expensed upon grant and thus included in this column. Since Dr. McCarthy turns 59½ before the end of the four-year vesting period, the value of his 2006 award of $45,707 is being amortized over 2.2 years. The other named executive officers will not turn 59½ during the vesting period and thus their 2006 awards are being amortized over the four-year vesting period.
(4)	The amounts shown in this column represent the expense recognized for financial statement reporting purposes in accordance with SFAS 123(R) (excluding forfeiture estimates) for stock option awards. The value of our stock option awards is amortized ratably over the four-year vesting period.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information regarding grants of plan-based awards to our Named Executive Officers during 2006:

Name	Grant Date	Human Resource Committee Approval Date	All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price of Underlying Security on Date of Grant	Grant Date Fair Value of Stock and Option Awards ($)
Mr. Gaulke	03/10/2006	02/09/2006	11,120	(1)			$15.75	$175,140
	03/10/2006	02/09/2006	11,120	(2)			$15.75	$175,140
	02/09/2006	02/09/2006			40,000	$15.65	$15.90	$298,600

Mr. Schlenker	03/10/2006	02/09/2006	2,902	(1)			$15.75	$45,707
	03/10/2006	02/09/2006	2,902	(2)			$15.75	$45,707
	02/09/2006	02/09/2006			15,000	$15.65	$15.90	$111,975

Dr. Johnston	03/10/2006	02/09/2006	4,836	(1)			$15.75	$76,167
	03/10/2006	02/09/2006	4,836	(2)			$15.75	$76,167
	02/09/2006	02/09/2006			20,000	$15.65	$15.90	$149,300

Dr. Caligiuri	03/10/2006	02/09/2006	7,736	(1)			$15.75	$121,842
	03/10/2006	02/09/2006	7,736	(2)			$15.75	$121,842

Dr. McCarthy	03/10/2006	02/09/2006	2,902	(1)			$15.75	$45,707
	03/10/2006	02/09/2006	2,902	(2)			$15.75	$45,707

(1)	Amounts represent the number of fully vested restricted stock units granted under our Restricted Stock Plan.
(2)	Amounts represent the number of unvested restricted stock units granted under our Restricted Stock Plan. These awards cliff vest four years from the date of grant.
(3)	Amounts represent options granted under our 1999 Stock Option Plan. These options become exercisable over a period of four years at a rate of 25% per year and expire 10 years from the date of grant.

Restricted Stock Unit Awards.    Each of the Named Executive Officers were awarded the number of vested and unvested restricted stock unit awards as shown in the table above. The number of fully vested restricted stock unit awards granted was determined by dividing the portion of each Named Executive Officer’s 2005 bonus designated for settlement in fully vested restricted stock units by the closing price of our common stock on the day prior to the grant. An equal number of unvested restricted stock unit awards were also granted to each Named Executive Officer. For financial statement reporting purposes the value of these awards is amortized over the shorter of the four-year vesting period or the period between the grant date and the date the award recipient turns 59 1/2.

Stock Options.    Certain of the Named Executive Officers were awarded stock options as shown in the table above. The exercise price of these stock options was equal to the average of the high bid and low ask price of our common stock on the day prior to the grant. The closing price of our common stock on the date of grant is also disclosed in the table above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information regarding each Named Executive Officer’s outstanding equity awards as of December 29, 2006:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested (1)
Mr. Gaulke		40,000	$15.65	02/09/2016	11,120	$207,499
	12,500	37,500	$12.02	03/01/2015	12,632	$235,713
	25,000	25,000	$11.37	02/04/2014	15,826	$295,313
	75,000	25,000	$6.99	02/06/2013
	100,000		$6.39	02/07/2012
	100,000		$5.09	02/08/2011
	200,000		$3.61	02/10/2010
	150,000		$2.94	02/11/2009
	170,000		$4.63	02/04/2008
	125,674		$3.19	02/05/2007

Mr. Schlenker		15,000	$15.65	02/09/2016	2,902	$54,151
	5,000	15,000	$12.02	03/01/2015	4,044	$75,461
	10,000	10,000	$11.31	03/12/2014	2,814	$52,509
	22,500	7,500	$7.02	03/03/2013
	20,000		$6.51	03/05/2012
	40,000		$5.86	03/06/2011
	60,000		$4.20	03/06/2010
	48,000		$3.34	06/28/2009
	20,000		$2.88	10/24/2008
	10,000		$5.00	03/09/2008
	2,000		$3.75	09/30/2007

Dr. Johnston		20,000	$15.65	02/09/2016	4,836	$90,240
	5,000	15,000	$12.02	03/01/2015	13,108	$244,595
	10,000	10,000	$11.31	03/12/2014	4,044	$75,461
	30,000	10,000	$7.68	07/14/2013	3,694	$68,930
	22,500	7,500	$7.02	03/03/2013
	20,000		$6.51	03/05/2012
	40,000		$5.86	03/06/2011
	50,000		$4.20	03/06/2010

Dr. Caligiuri	30,000	10,000	$7.02	03/03/2013	7,736	$144,354
	20,000		$6.51	03/05/2012	7,580	$141,443
	30,000		$5.86	03/06/2011	5,276	$98,450
	30,000		$4.28	03/06/2010

Dr. McCarthy		15,000	$11.45	02/09/2015	2,902	$54,151
		10,000	$11.37	02/04/2014	15,158	$282,848
		10,000	$6.99	02/06/2013	8,792	$164,059

(1)	Value is determined based on the closing price of our common stock on December 29, 2006.

OPTIONS EXERCISED AND RESTRICTED STOCK UNITS VESTED TABLE

The following table sets forth information for each Named Executive Officer regarding options exercised and restricted stock units vested during 2006:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting
Mr. Gaulke	78,000	$1,000,740	11,120	$175,140
Mr. Schlenker	12,000	$180,570	2,902	$45,707
Dr. Johnston	—	—	4,836	$76,167
Dr. Caligiuri	—	—	7,736	$121,842
Dr. McCarthy	85,000	$761,571	2,902	$45,707

(1)	The amounts shown in this column represent fully vested restricted stock units granted to settle a portion of each name executive officer's 2005 bonus.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth information regarding activity in our nonqualified deferred compensation plan for each Named Executive Officer during 2006:

Name	Executive Contributions in 2006	Registrant Contributions in 2006 (1)	Aggregate Earnings in 2006	Aggregate Withdrawals/ Distributions in 2006	Aggregate Balance at 12/29/06 (2)
Mr. Gaulke	—	$6,026	$53,537	—	$460,365
Mr. Schlenker	$51,751	$626	$11,968	—	$117,883
Dr. Johnston	—	—	$10,824	—	$103,848
Dr. Caligiuri	$30,100	—	$1,126	(2,300)	$35,158
Dr. McCarthy	—	—	—	—	—

(1)	Registrant contributions represent amounts that would have been contributed to each named executive officer's 401(k) plan had that named executive officer not participated in our deferred compensation plan.
(2)	The aggregate balance at 12/29/06 was fully vested for each named executive officer.

Potential Payments Upon Termination or Change-in-Control.    We do not have any contracts, agreements, plans or arrangements, whether written or unwritten providing for payments to a Named Executive Officer at, following, or in connection with any termination of a Named Executive Officer or a change in control of the Company or a change in a Named Executive Officer’s responsibilities.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding securities authorized for issuance under the Company’s equity compensation plans during the fiscal year ended December 29, 2006. The equity compensation plans of the Company include the 1999 Stock Option Plan, the 1998 Stock Option Plan, the 1990 Stock Option Plan, the Employee Stock Purchase Plan and the Restricted Stock Plan.

The 1999 Stock Option Plan, the 1990 Stock Option Plan, the Employee Stock Purchase Plan and the Restricted Stock Plan were approved by the Company’s stockholders. The 1998 Stock Option Plan was not approved by the Company’s stockholders.

The Board of Directors adopted the 1998 Stock Option Plan (the “1998 Plan”) in October 1998. The 1998 Plan is a non-statutory plan, which will expire in 2008. Under the 1998 Plan, awards may be granted to any employee of the Company who is not an officer or director of the Company at the time of the award. The 1998 Plan provides for the grant of non-qualified options, exercisable at a price not less than 85% of the fair market value of the shares at the date of grant. Options are granted for terms of up to ten years and generally vest ratably over a four-year period from the grant date.

The following table summarizes the Company’s equity compensation plans as of December 29, 2006:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,151,709	$6.07	4,237,001
Equity compensation plans not approved by security holders	189,650	$5.66	360,818

Total	2,341,359	$6.04	4,597,819

REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

The Human Resources Committee of the Board of Directors establishes the general compensation policies for all employees and oversees the specific compensation plans for officers of the Company, including the President and Chief Executive Officer. The Committee is composed of the five non-employee directors. No executive officers of the Company are included on the Human Resources Committee.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis, and based on the review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy statement.

Members of the Human Resources Committee

Barbara M. Barrett, Chairperson

Samuel H. Armacost

Leslie G. Denend, Ph.D.

Jon R. Katzenbach

Stephen C. Riggins

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

We are a party to indemnification agreements with our directors and executive officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law.

Exponent Engineering

In January 2006, we entered into a services agreement with Exponent Engineering, Inc., a California professional corporation that is qualified to do business in the state of New York, in order to facilitate the provision of professional engineering services in the state of New York. Pursuant to the agreement, we provide all professional and administrative services required by Exponent Engineering. In exchange for these services, Exponent Engineering will deliver to us all amounts or other consideration received by Exponent Engineering resulting from the provision of these professional services. The shareholders of Exponent Engineering are executive officers of Exponent. However, none of these executive officers receive any compensation for their participation in Exponent Engineering and have no financial interest in the securities of Exponent Engineering. During fiscal 2006 we received $769,000 of consideration from Exponent Engineering under this services agreement.

OTHER MATTERS

The Company knows of no other matters that will be brought before the meeting. However, if any such matters are properly presented before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend. It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, vote by phone, or vote via the internet at your earliest convenience your proxy results.

Stockholder Proposals for the 2008 Annual Meeting.    Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Stockholders interested in presenting a proposal for consideration at the Company’s Annual Meeting of Stockholders for the year 2008 may do so by submitting the proposals to the Company’s Corporate Secretary, no later than January 2, 2008.

Proxy Solicitation Costs.    The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain Company directors, officers and regular employees, without additional compensation, by personal conversation, telephone, telegram, letter, electronically, or by facsimile.

FOR THE BOARD OF DIRECTORS

Richard L. Schlenker, Corporate Secretary

Menlo Park, California

May 1, 2007

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE

ITEM 1. ELECTION OF DIRECTORS

FOR            WITHHELD

                    FOR ALL

ITEM 2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 28, 2007.

FOR AGAINST ABSTAIN

Nominees:

01 Samuel H. Armacost

02 Barbara M. Barrett

03 Michael R. Gaulke

04 Jon R. Katzenbach

05 Stephen C. Riggins

ITEM 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature                    Signature                         Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www.proxyvoting.com/expo

Use the internet to vote your proxy.

Have your proxy card in hand when you access the web site.

OR                TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

You can view the Annual Report and Proxy Statement on the internet at www.exponent.com

EXPONENT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Exponent, Inc. a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2007, and hereby appoints Michael R. Gaulke and Richard L. Schlenker and either of them, each with power of substitution and revocation, proxies and attorneys-in-fact of the undersigned to represent the undersigned and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Stockholders to be held at 149 Commonwealth Drive, Menlo Park, California 94025, at 9:30 a.m., local time, on Tuesday, May 22, 2007 and at any adjournment thereof, upon the following matters.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Exponent, Inc. account online.

Access your Exponent, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Exponent, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status             • View payment history for dividends

• View certificate history             • Make address changes

• View book-entry information            • Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC